Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use of our report dated March 17, 2022, with respect to the consolidated financial statements of Usio, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2021, incorporated herein by reference. We further consent to our designation as an expert in accounting and auditing.

/s/ ADKF, P.C.
ADKF, P.C.
San Antonio, TX
July 6, 2022